Exhibit 4(c)

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

                     Supplemental Indenture

Providing among other things for a series of bonds designated

“First Mortgage Bonds,        % Series due         ”

Due              ,

Dated as of              1,

             SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of                      , between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 111 Wall Street, New York, New York 10043 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “             Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto, and has issued the series of bonds, set forth in Exhibit A hereto (the Mortgage, as supplemented and amended by the First through                              Supplemental Indentures being herein sometimes called collectively, the “Mortgage”); and

WHEREAS the Original Mortgage and the First through                      Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, California, Idaho, Montana and Oregon, as set forth in the First through                      Supplemental Indentures; and

WHEREAS the                      Supplemental Indenture, dated as of                         , has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon set forth in Exhibit B hereto; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of California, Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 8 of the Original Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS Section 120 of the Original Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS the Company now desires to create a new series of bonds; and

WHEREAS the execution and delivery by the Company of this              Supplemental Indenture and the terms of the bonds of the              Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors; and all things necessary to make this              Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including without limitation the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date thereof (except any hereinbefore or hereinafter or in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation namely: (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this              Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

             Series of Bonds

SECTION 1. (I) There shall be a series of bonds designated “First Mortgage Bonds,         % Series due             ” (herein sometimes referred to as the “bonds of the              Series” or the “Bonds”), and the form thereof, which has been established by Resolution of the Board of Directors of the Company, is set forth on Exhibit D hereto.

(II) Bonds of the              Series shall mature on             , shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof), shall be dated as in Section 10 of the Mortgage provided and shall bear interest at the rate of         % per annum, the first interest payment to be made             , for the period from              to             , with subsequent interest payments to be made semi-annually on              and              of each year (each such date being hereinafter called an “Interest Payment Date”) and at Maturity (as hereinafter defined). The principal of and premium, if any, and interest on each bond of the             Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each bond of the             Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on              or             , as the case may be, next preceding each Interest Payment Date (each such date being herein called a “Record Date”); provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner.

As used herein, the term “Maturity” shall mean, with respect to any bond of the              Series, the date on which the principal of such bond becomes due and payable, whether on the Stated Maturity Date, upon redemption or otherwise.

(III) Bonds of the              Series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage, as supplemented, in whole at any time, or in part from time to time, prior to maturity, upon notice mailed as provided in Section 52 of the Mortgage, at the following general redemption prices, expressed in percentages of the principal amount to be redeemed:

General Redemption Prices

If redeemed during 12 month period ending December 31,

Year	Redemption Price	Year	Redemption Price
	%		%

in each case together with accrued interest to the date fixed for redemption; provided, however, that no bonds of the              Series shall be redeemable at the general redemption prices prior to                     , with borrowed funds, or in anticipation of funds to be borrowed, having an interest cost (calculated in accordance with acceptable financial practice) of less than         % per annum.

(IV) Bonds of the                      Series shall also be redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash deposited with the Trustee pursuant to the provisions of Section 64 of the Mortgage or with the Proceeds of Released Property (as defined in Article II of the first Supplemental Indenture, dated as of October 1, 1952) at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

Special Redemption Prices

If redeemed during 12 month period ending December 31,

Year	Redemption Price	Year	Redemption Price
	%		%

in each case together with accrued interest to the date fixed for redemption.

(V) At the option of the registered owner, any bonds of the              Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the              Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the              Series, the Company may make a charge therefore sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12, of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the              Series.

Upon delivery of this              Supplemental Indenture, bonds of the              Series in the aggregate principal amount of $             are to be issued forthwith and will be Outstanding, in addition to $             aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this              Supplemental Indenture.

ARTICLE II

Miscellaneous Provisions

SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this              Supplemental Indenture, have the meanings specified in the Original Mortgage.

SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this              Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage, shall apply to and form part of this              Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this              Supplemental Indenture.

SECTION 3. Whenever in this              Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this              Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this              Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this              Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this              Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 5. This              Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6. The titles of the several Articles of this              Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS WHEREOF, on the      day of                 ,          AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the      day of                         ,          CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

By
Vice President

Attest:

Corporate Secretary

Executed, sealed and delivered by AVISTA CORPORATION in the presence of:

CITIBANK, N.A., AS TRUSTEE

By

Attest:

Executed, sealed and delivered by CITIBANK, N.A., as trustee. in the presence of:

STATE OF WASHINGTON        )

                                                        ) ss.:

COUNTY OF SPOKANE            )

On the      day of                      , before me personally appeared                     , to me known to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the      day of                      , before me, a Notary Public in and for the State and County aforesaid, personally appeared                     , known to me to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

STATE OF NEW YORK            )

                                                      ) ss.:

COUNTY OF NEW YORK        )

On the      day of                      , before me personally appeared                 , to me known to be a                          of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the      day of                      , before me, a Notary Public in and for the State and County aforesaid, personally appeared                 , known to me to be a                          of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES

AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
First	October 1, 1952	2	3-3/4% Series due 1982	30,000,000	None
Second	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
Third	December 1, 1955		None
Fourth	March 15, 1957		None
Fifth	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
Sixth	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
Seventh	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
Eighth	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
Ninth	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
Tenth	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
Eleventh	March 1,1965	10	4-5/8% Series due 1995	10,000,000	None
Twelfth	May 1, 1966		None
Thirteenth	August 1, 1966	11	6 % Series due 1996	20,000,000	None
Fourteenth	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
Fifteenth	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
Sixteenth	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
Seventeenth	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
Eighteenth	June 1, 1980		None
Nineteenth	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None
Twentieth	August 1, 1982	17	15-3/4% Series due 1990-1992	60,000,000	None
Twenty-First	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
Twenty-Second	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
Twenty-Third	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
Twenty-Fourth	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
Twenty-Fifth	October 1, 1989	22	7-1/8% Series due 2013	66,700,000	None
		23	7-2/5% Series due 2016	17,000,000	None
Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	$129,500,000
Twenty-Seventh	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	74,000,000
Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	150,000,000
Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
Thirty-first	May 1, 2003	29	Collateral Series due 2004	245,000,000	245,000,000

A-1

EXHIBIT B

FILING AND RECORDING OF

SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

State	Office of	Date	Financing Statement Document Number
Washington	Secretary of State
Idaho	Secretary of State

Montana	Secretary of State
Oregon	Secretary of State
California	Secretary of State

RECORDING IN COUNTY OFFICES

County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Washington Adams	Auditor
Asotin	Auditor
Benton	Auditor
Douglas	Auditor
Ferry	Auditor
Franklin	Auditor
Garfield	Auditor
Grant	Auditor
Grays Harbor	Auditor
Klickitat	Auditor
Lewis	Auditor
Lincoln	Auditor
Pend Oreille	Auditor
Skamania	Auditor
Spokane	Auditor
Stevens	Auditor
Thurston	Auditor
Whitman	Auditor

California El Dorado	Recorder

Idaho Benewah	Recorder
Bonner	Recorder
Boundary	Recorder

B-1

RECORDING IN COUNTY OFFICES

County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Clearwater	Recorder
Idaho	Recorder
Kootenai	Recorder
Latah	Recorder
Lewis	Recorder
Nez Perce	Recorder
Shoshone	Recorder

Montana Big Horn	Clerk & Recorder
Broadwater	Clerk & Recorder
Golden Valley	Clerk & Recorder
Meagher	Clerk & Recorder
Mineral	Clerk & Recorder
Rosebud	Clerk & Recorder
Sanders	Clerk & Recorder
Stillwater	Clerk & Recorder
Treasure	Clerk & Recorder
Wheatland	Clerk & Recorder
Yellowstone	Clerk & Recorder

Oregon Douglas	Recorder
Jackson	Recorder
Josephine	Recorder
Klamath	Recorder
Union	Recorder
Wallowa	Recorder

B-2

EXHIBIT C

PROPERTY ADDITIONS

C-1

EXHIBIT D

(Form of Bond)

This bond is subject to restrictions on transfer,

as hereinafter set forth

CUSIP

AVISTA CORPORATION

First Mortgage Bond,

            % Series due

REGISTERED	REGISTERED
NO.	$

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to

 , or registered assigns, on                     ,

DOLLARS

and to pay the registered owner hereof interest thereon from              semi-annually in arrears on              and              in each year (each such date being hereinafter called an “Interest Payment Date”), commencing              and at Maturity (as hereinafter defined), at the rate of              per centum (        %) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the              or             , as the case may be, next preceding each Interest Payment Date (each such date being herein called a “Record Date”); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds,         % Series due             , all bonds of all such issue of series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939, executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). Such mortgage and deed of trust has been amended and supplemented by various supplemental indentures, including the              Supplemental Indenture, dated as of              (the “             Supplemental Indenture”) and, as so amended and supplemented, is herein called the “Mortgage”. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof.

The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Corporation and to the assumption by such other Corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

[IF NOT SUBJECT TO REDEMPTION]

[The bonds of this series are not subject to redemption prior to the stated maturity date thereof.]

[IF SUBJECT TO REDEMPTION]

[The bonds of this series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage, in whole at any time, or in part from time to time, prior to maturity, upon notice mailed as provided in Section 52 of the Mortgage, at the following general redemption prices, expressed in percentages of the principal amount to be redeemed:

General Redemption Prices

If redeemed during 12 month period ending December 31,

Year	Redemption Price	Year	Redemption Price
	%		%

in each case together with accrued interest to the date fixed for redemption; [provided, however, that no bonds of this series shall be redeemable at the general redemption prices prior to             , with borrowed funds, or in anticipation of funds to be borrowed, having an interest cost (calculated in accordance with acceptable financial practice) of less than         % per annum.]]

[The bonds of this series shall also be redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash deposited with the Trustee pursuant to the provisions of Section 64 of the Mortgage or with the Proceeds of Released Property (as defined in Article II of the first Supplemental Indenture, dated as of October 1, 1952) at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

Special Redemption Prices

If redeemed during 12 month period ending December 31,

Year	Redemption Price	Year	Redemption Price
	%		%

in each case together with accrued interest to the date fixed for redemption.]

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, AVISTA CORPORATION has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or one of its Assistant Corporate Secretaries by his signature or a facsimile thereof.

Dated:	AVISTA CORPORATION

By:

ATTEST:

TRUSTEE’S CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A. Trustee

By
Authorized Officer

This global bond is held by Cede & Co., as nominee for The Depository Trust Company (The “Depositary”) for the benefit of the beneficial owners hereof. This bond may not be transferred, nor may any purported transfer be registered, except that (i) this bond may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for the Depositary, to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor bonds depositary or any nominee thereof; and (ii) this bond may be transferred, and appropriate registration of transfer effected, to the beneficial holders hereof, and thereafter shall be transferable without restrictions (except as provided in the preceding paragraph) if: (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that (I) it is unwilling or unable to continue to act as securities depositary with respect to the bonds or (II) it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Trustee shall not have been notified by the Company within one hundred twenty (120) days of the identity of a successor securities depositary with respect to the bonds; or (B) the Company shall have delivered to the Trustee a written order to the effect that the bonds shall be so transferable on and after a date specified therein.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint                     , Attorney, to transfer said bond on the books of the within-mentioned Company, will full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.

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